Exhibit 1.1

Northern Oil and Gas, Inc.
5,000,000 Shares
Common Stock
($0.001 par value per share)

Underwriting Agreement

April 14, 2010

Canaccord Adams Inc.
Canaccord Financial Ltd.
C.K. Cooper & Company, Inc.
99 High Street, 11th Floor
Boston, Massachusetts 02110

Dear Sirs:

          Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named above or in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Shares”) and, at the election of Canaccord Adams Inc., as the representative for the Underwriters (the “Lead Underwriter”), up to 750,000 additional shares (the “Optional Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

          1.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                       (a)         Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-158320), which became effective as of May 21, 2009, relating to the Shares and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rules 430A, 430B or 430C under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term

“Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined in below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (“Exchange Act”) prior to completion of distribution of the Shares and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

                    (b)          Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations). The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this Agreement:

(1) “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

          (2)          “Disclosure Package” means (i) the Statutory Prospectus, (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule II hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), and (iii) the pricing and other information as set forth on Exhibit A hereto, all considered together.

          (3)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

          (4)          “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Shares, together with the Base Prospectus attached to or used with such preliminary prospectus supplement.

          (5)          “Prospectus” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriters, for use in connection with the offering and sale of the Shares that discloses the public offering price and other final terms of the Shares, together with the Base Prospectus attached to or used with such final prospectus supplement.

          (6)          “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement.

(7) “Time of Sale” means 3:55 p.m., New York City time, on the date of this Agreement.

                    (c)          Contents of Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation or warranty in this subsection (c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 14 hereof).

                     (d)          Contents of Prospectus. The Prospectus will comply, as of the date that it is filed with the Commission and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the date the Prospectus is filed with the Commission and ends at the end of the Prospectus Delivery Period will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters Information. The

Prospectus contains all required information under the Securities Act with respect to the Shares and the distribution of the Shares.

                    (e)          Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (f)          Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (f) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

                    (g)          Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto and other written communications approved in advance by the Underwriters.

                    (h)          Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

                    (i)          Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

                    (j)          Due Incorporation. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon, the business, operations, properties, financial condition, or results of operations of the Company, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, including the issuance and sale of the Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

                    (k)          Subsidiaries. The Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

                    (l)          Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement, and to perform and discharge its obligations hereunder and thereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the granting of equitable remedies.

                    (m)          The Shares. The issuance of the Shares has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company that have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

                    (n)          Capitalization. The information set forth under the caption “Capitalization” in the Statutory Prospectus (and any similar sections or information, if any, contained in the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company other than those described in the Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

                    (o)          No Conflict. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares by the Company, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets.

                    (p)          No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby or thereby or the issuance and sale of the Shares other than (i) as may be required under the Securities Act (including the filing with the Commission of a prospectus supplement), (ii) the filing of a Form 8-K disclosing the transaction contemplated hereby, (iii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or (v) approval for the listing of the Shares by the New York Stock Exchange Amex Equities (“NYSE Amex”).

                    (q)          Preemptive Rights. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or any agreement or arrangement between the Company and any of the Company’s stockholders, or to the Company’s knowledge, between or among any of the Company’s shareholders, which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

                    (r)          Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to register any securities with the Commission.

                    (s)          Independent Accountants. Mantyla McReynolds LLC, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Mantyla McReynolds LLC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

                    (t)          Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

                    (u)          Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and out of the ordinary course of business, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

                    (v)          Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

                    (w)          No Violation. The Company is not in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable), (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

                    (x)          Permits. The Company has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities, necessary to conduct its business as described in the Disclosure Package (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits. All such Permits are valid and in full force and effect. The Company has not received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws and the rules and regulations of FINRA, no other Permits are required for the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued and sold by the Company hereunder.

                    (y)          Not an Investment Company. The Company is not or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

                    (z)          No Price Stabilization. Neither the Company or any of the Company’s officers or directors, has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (aa)        Good Title to Property. The Company has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. All of the property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company.

                    (bb)        Intellectual Property Rights. The Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus, and the Company is not

aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license. The Company’s business as now conducted and as proposed to be conducted, to the knowledge of the Company, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. The Company has not received notice of any claim against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. To the Company’s knowledge, no employee of the Company is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company.

                    (cc)        No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company. The Company has not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

                    (dd)          Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The Company does not have any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. The Company has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

                    (ee)          ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                    (ff)          Compliance with Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to its business (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

                    (gg)          Insurance. The Company maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of each Time of Delivery. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not been denied any material insurance policy or coverage for which it has applied. The Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

                    (hh)          Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (ii)          Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Except as set forth in the Disclosure Package, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any manner which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

                    (jj)          Minute Books. The minute books of the Company have been made available upon request to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), since October 5, 2006 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

                    (kk)          Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof. Neither the Company, or to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any agreement or instrument to which the Company is a party or by which the Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

                    (ll)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

                    (mm)          Brokers Fees. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

                    (nn)          Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

                    (oo)          NYSE Amex; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE Amex, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the

Common Stock from the NYSE Amex, nor has the Company received any notification that the Commission or the NYSE Amex is contemplating terminating such registration or listing. The Company has filed a notification of the listing of the Shares on the NYSE Amex and will comply in all material respects with the applicable requirements of the NYSE Amex for maintenance of inclusion of the Common Stock thereon.

                    (pp)          Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

                    (qq)          Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                    (rr)          Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required. The Company does not, directly or indirectly, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

                    (ss)          Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

                    (tt)          Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company.

                    (uu)          OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                    (vv)          Margin Securities. None of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                    (ww)          Rated Securities. At the Time of Sale there were, and as of each Time of Delivery there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act.

                    (xx)          FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers or directors, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

                    (yy)          Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since October 5, 2006, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                    (zz)          Reserve Reports. The information underlying the estimates of the reserves of the Company, which was supplied by the Company to Ryder Scott Company LP, (“Ryder Scott”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott were prepared in good faith and with a reasonable basis; the information provided to Ryder Scott by the Company for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; Ryder Scott was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Preliminary Prospectus Supplement and incorporated by reference into the Registration Statement, to the knowledge of the Company, there are not any facts or circumstances that would adversely effect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Preliminary Prospectus Supplement and incorporated by reference into the Registration Statement and reflected in the Reserve Reports such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Preliminary Prospectus Supplement and incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

                    (aaa)          Criminal Proceedings. To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

          Any certificate signed by any officer of the Company and delivered to each Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          2.          Shares Subject to Sale. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

                     (a)          The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly (other than the Lead Underwriter who shall be obligated to purchase all of the Firm Shares if any are purchased), to purchase from the Company at the First Time of Delivery (as defined in Section 4), at a purchase price per share of $14.40, the number of Firm Shares (to be adjusted by the Lead Underwriter so as to eliminate fractional shares) determined in each case by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder. The Company is advised by the Underwriters that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

                    (b)          In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly (other than the Lead Underwriter who shall be obligated to purchase all of the Optional Shares if any are purchased), to purchase from the Company, at the Second Time of Delivery (as defined in Section 4), at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Lead Underwriter so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

                    (c)          The Company hereby grants, severally and not jointly, to the Lead Underwriter the right to purchase at it’s election up to 750,000 Optional Shares, at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Lead Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Lead Underwriter but in no event earlier than the First Time of Delivery or, unless the Lead Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3.          Offering. Upon the authorization by the Lead Underwriter of the release of the Firm Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

          4.          Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Lead Underwriter may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Lead Underwriter for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company, as their interests may appear, all at the office of Canaccord Adams Inc., 99 High Street, Boston, Massachusetts 02110. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on April 20, 2010 or such other time and date as the Lead Underwriter and the Company may agree upon in writing, and, with respect to the Optional

Shares, 9:30 a.m., New York City time, on the date specified by the Lead Underwriter in the Election Notice, or at such other time and date as the Lead Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.” Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as the Lead Underwriter may reasonably specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Lead Underwriter.

          5.          Covenants of the Company. The Company agrees with each of the Underwriters:

                       (a)          Reporting Obligations; Exchange Act Compliance. The Company will: (i) file each Preliminary Prospectus and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act, as applicable, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus during the Prospectus Delivery Period, and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to each Underwriter prior to 11:00 a.m. New York City time, on the second business day next succeeding the date of this Agreement in such quantities as each Underwriter shall reasonably request.

                       (b)          Continued Compliance with Securities Law. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) amend or supplement the Disclosure Package to correct such statements or omission. If, during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will (A) promptly notify the Underwriters of such event and (B) promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and, to the extent applicable, the dealers and any other dealers upon request of any Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Company will deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document).

                    (c)          Issuer Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any electronic road show; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to filing timely with the Commission, legending and record keeping; and (iv) not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

                    (d)          Conflicting Issuer Free Writing Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

                    (e)          Blue Sky Laws. The Company will promptly take or cause to be taken, from time to time, such actions as the Underwriters may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions as the Underwriters may reasonably request and to maintain such qualifications in effect so long as the Underwriters may request for the distribution of the Shares, provided that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                    (f)          Earnings Statement. As soon as practicable, the Company will make generally available to holders of its securities and deliver to the Underwriters, an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). For the purpose of the preceding sentence, “as soon as practicable” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date of this Agreement, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “as soon as practicable” means the 90th day after the end of such fourth fiscal quarter.

                    (g)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

                    (h)          Public Communications. Prior to 9:00 a.m. New York City time on the business day immediately subsequent to the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Underwriters disclosing the execution of this Agreement and the transactions contemplated hereby and thereby. Prior to the First Time of Delivery, the Company covenants not to issue any press release (other than the Press Release) or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior written consent of the Underwriters, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

                    (i)          Stabilization. The Company will not take directly or indirectly any action designed, or that would reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

                    (j)          Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

                    (k)          Listing. The Company shall use its best efforts to cause the Shares to be listed for quotation on the NYSE Amex at each Time of Delivery and to maintain such listing.

                     (l)          Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

                    (m)          Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes Oxley Act.

                    (n)          Periodic Reports. The Company will file with the Commission such periodic and special reports as required by the Securities Act.

                    (o)          Lock-Up Period. That the Company will not, for a period of 90 days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of the Lead Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock, options to acquire Common Stock or other equity awards pursuant to the Company’s employee benefit plans, qualified stock option plans or other director or employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof and (iv) the issuance of up to 1,000,000 shares of Common Stock in one or more transactions to one or more parties as consideration for the acquisition of oil and gas leases, oil and gas wellbores, interests in permitted, drilling or producing wells or similar assets (“Acquisition Shares”). The Company will cause each executive officer and director listed in Schedule III to furnish to the Underwriters, prior to the date of this Agreement, a letter, substantially in the form of Exhibit B hereto. The Company also agrees that during the Lock-Up Period, without prior written consent of the Lead Underwriter, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto (collectively, “Filings”), under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) registration statements on Form S-8 relating to employee benefit plans, (ii) any amendments or prospectuses or supplements relating to previously filed registration statements (provided that no additional shares of common stock are issued pursuant to such amendments, prospectuses or supplements), (iii) filings related to the registration of up to 1,000,000 Acquisition Shares, and (iv) filings related to the registration of up to 250,000 shares of Common Stock outstanding on the date hereof but not previously registered. The Company hereby agrees that, notwithstanding anything here in to the contrary, (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this subsection (o) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-Up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (A) the Shares are

“actively traded securities” (as defined in Regulation M), (B) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by FINRA Conduct Rule 2711(f)(4), and (C) the provisions of FINRA Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); or (D) FINRA Conduct Rule 2711 is amended to permit any of the Underwriters to publish or otherwise distribute research reports during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension). The Company will provide the Underwriters with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

          6.          Sales to Canadian Residents. The Lead Underwriter and the Company agree that Shares may be offered to certain residents of Canada in accordance with the terms set out in Schedule IV hereto (which terms, and the representations, warranties and covenants set out in such Schedule, shall be deemed to be incorporated by reference into this Agreement and form a part hereof), and the Lead Underwriter has otherwise caused such offer and sale to comply with all Applicable Canadian Securities Laws (as defined in Schedule IV hereto).

          7.          Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of each of the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement Among Underwriters, this Agreement, the blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(e) hereof and securing any required review by FINRA of the terms of the sale of the Shares, excluding the fees and expenses of counsel for the Underwriters in connection with the offer and sale of the Shares in Canada; (iv) all fees and expenses in connection with listing the Shares with NYSE Amex; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and any blue sky fees, or any other expenses attributable to the offer and sale of the Shares in Canada.

          8.          Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                    (a)          Filings with the Commission. Each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a) hereof.

                    (b)          No Stop Orders. Prior to each Time of Delivery: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters. On or prior to each Time of Delivery, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                    (c)          Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

                    (d)          Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, or (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (d), is, in the reasonable judgment of the Lead Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package.

                    (e)          Representations and Warranties. (i) Each of the representations and warranties of the Company contained herein that is qualified as to “materiality,” or “Material Adverse Effect” or similar qualifiers shall be true and correct when made and on and as of each Time of Delivery, as if made on such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date), and (ii) each of the representations and warranties of the Company contained herein that is not qualified as to “materiality,” or “Material Adverse Effect” or similar qualifiers shall be true and correct in all material respects when made and on and as of each Time of Delivery, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Time of Delivery shall have been duly performed, fulfilled or complied with.

                    (f)          Opinions of Counsel to the Company. The Underwriters shall have received from Faegre & Benson LLP, counsel to the Company, such counsels’ written opinions, addressed to the Underwriters and dated the First Time of Delivery, in form and substance reasonably satisfactory to the Underwriters and their counsel. Such counsel to the Company shall also have furnished to the Underwriters a written negative assurances statement, addressed to the Underwriters and dated the First Time of Delivery, in form and substance satisfactory to the Underwriters and their counsel.

                    (g)          Opinion of Counsel to the Underwriters. The Underwriters shall have received from Choate, Hall & Stewart LLP, counsel for the Underwriters, such opinion or opinions, dated the First Time of Delivery, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

                    (h)          Accountant’s Comfort Letters. On the date hereof, the Underwriters shall have received a letter dated the date hereof (the “Comfort Letters”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, from Mantyla McReynolds LLC, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Auditing Standards No. 634 (or successor bulletins), in connection with registered public offerings.

                    (i)          Bring-Down Letters. At the First Time of Delivery, the Underwriters shall have received from Mantyla McReynolds LLC a letter (the “Bring-Down Letter”), dated as of the First Time of Delivery, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, (i) confirming that they are or were, as applicable, independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

                    (j)           Intentionally Omitted.

                    (k)          Officer’s Certificate. The Underwriters shall have received on the First Time of Delivery a certificate, addressed to the Underwriters and dated as of the First Time of Delivery, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

                                  (i)          (A) each of the representations and warranties of the Company contained in this Agreement that is qualified as to “materiality,” or “Material Adverse Effect” or similar qualifiers were true and correct when originally made and are true and correct as of the Time of Sale and the Time of Delivery as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date), and (B) each of the representations, warranties and agreements of the Company contained in this Agreement that is not qualified as to “materiality,” or “Material Adverse Effect” or similar qualifiers were true and correct in all material respects when originally made and are true and correct in all material respects as of the Time of Sale and the First Time of Delivery as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Time of Delivery;

                                  (ii)          there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company except as set forth in the Prospectus;

                                 (iii)          no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to its knowledge, threatened by the Commission or any state or regulatory body;

                                 (iv)          the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Time of Delivery did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of Time of Delivery, any Issuer Free Writing Prospectus

as of its date and as of the Time of Delivery, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Time of Delivery, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                                  (v)          no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect.

                    (l)          NYSE Amex. The Shares shall have been listed and authorized for trading on the New York Stock Exchange AMEX Equities Market, and satisfactory evidence of such actions shall have been provided to the Underwriters, which shall include verbal confirmations from a member of the NYSE Amex staff.

                    (m)          No FINRA Objection. The Underwriters shall have not have received any unresolved objection from the FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters in connection with the issuance and sale of the Shares.

                    (n)          Lock-Up Letters. Prior to the First Time of Delivery, the Underwriters shall have received the written agreements, substantially in the form of Exhibit B hereto, of all of the executive officers and directors of the Company set forth on Schedule III.

                    (o)          Additional Documents. Prior to the Time of Delivery, the Company shall have furnished to the Underwriters such further information, certificates or documents as the Underwriters shall have reasonably requested.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Underwriter by notice to the Company at any time prior to the First Time of Delivery, which termination shall be without liability on the part of any party to any other party, except that Section 7, and Section 9 hereof shall at all times be effective and shall survive such termination.

          9.       Indemnification and Contribution.

                   (a)          Indemnification of the Underwriters. The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability, expense or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information.

                    (b)          Indemnification of the Company. Each Underwriter agrees, severally, but not jointly, to indemnify, defend and hold harmless the Company, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons against any losses, claims, damages, expenses or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter (whether directly or through the Lead Underwriter), specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information relating to the Underwriters, or (ii) in whole or in part upon any failure of the Company to perform its obligations pursuant to Section 9 hereunder, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

                    (c)          Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the Underwriters (as applicable, the “Indemnifying Party”) pursuant to subsections (a) or (b) above, respectively, of this Section 9, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent the Indemnifying Party has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. The Indemnified Party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such Indemnified Party or parties shall have reasonably concluded upon written advice of counsel that there may be one or more legal defenses available to it or them which are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party or parties, but such Indemnifying Party or parties may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

                    (d)          Contribution. If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) or (b) of this Section 9 or insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in subsections (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information relating to the Underwriters. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                    (e)          Allocation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to subsection (d) above were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of subsection (d) above. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                        (f)          Representations and Agreements to Survive Delivery. The obligations of the Company and the Underwriters under this Section 9 shall be in addition to any liability which the Company and the Underwriters may otherwise have. The indemnity and contribution agreements contained in this Section 9 and the covenants, agreements, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of such Underwriter, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Underwriters agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

          10.          Termination. The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Time of Delivery, without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or in the over the counter market (each, a “Trading Market”), (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, or (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, or (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the reasonable judgment of the Lead Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares at the First Time of Delivery on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the material terms or perform any material agreement or obligation of this Agreement, other than by reason of a default by the Underwriters, or (iv) any condition of the Underwriters’ obligations hereunder is not fulfilled. This Agreement may be terminated by any party if the closing does not occur on or before May 1, 2010. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7 and Section 9 hereof shall at all times be effective notwithstanding such termination.

          11.          Expenses of Termination. If this Agreement shall be terminated pursuant to Section 10, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 8 hereof not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Lead Underwriter for all out-of-pocket expenses approved in writing by the Lead Underwriter reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, excluding fees and disbursements of counsel, but the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 7 and Section 9 hereof.

          12.          Notice. In all dealings hereunder, the Lead Underwriter may, in its discretion, act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Lead Underwriter on behalf of the Underwriters.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Canaccord Adams Inc., 99 High Street, 11th Floor, Boston, Massachusetts 02110, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13.          Information Provided by the Underwriters and the Company.

                         (a)          The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in paragraphs under the heading “Underwriting” in the Prospectus (the “Underwriters’ Information”) constitutes the only information furnished in writing to the Company by any Underwriter through the Lead Underwriter expressly for use in the Registration Statement or the Prospectus.

                         (b)          The Underwriters agree that any non-public information relating to the Company received by the Underwriters from or at the direction of the Company will be used by the Underwriters for the purpose of performing its manager and advisory role hereunder and the Underwriters will maintain the confidentiality thereof; notwithstanding the foregoing, the Underwriters may disclose confidential information hereunder (i) to such of its employees and advisors and representatives as the Underwriters determines have a need to know and who are bound to hold such information confidential, and (ii) to the extent necessary to comply with any order or other action of a court or administrative agency of competent jurisdiction.

          14.        Miscellaneous.

                       (a)          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                       (b)          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

                       (c)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                       (d)          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

                       (e)          If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

                       (f)          The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deems appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

                       (g)          All dollar amounts in this Agreement are expressed in U.S. dollars and all references to “$” are to U.S. dollars.

[Rest of this page is intentionally left blank.]

          If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

Very truly yours,

NORTHERN OIL AND GAS, INC.

By:	/s/ Michael L. Reger
Name:	Michael L. Reger
Title:	Chairman of the Board and
Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

CANACCORD ADAMS INC.

By:	/s/ Christian B. Gibson
Name: Christian B. Gibson
Title: Managing Director – Investment Banking

CANACCORD FINANCIAL LTD.

By:	/s/ Jamie Brown
Name: Jamie Brown
Title: President (US)

C.K. COOPER & COMPANY, INC.

By:	/s/ Alexander Montano
Name: Alexander Montano
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Allocation between Underwriters

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Canaccord Adams Inc.	2,250,000	337,500
Canaccord Financial Ltd.	2,250,000	337,500
C.K. Cooper & Company, Inc.	500,000	75,000

TOTAL	5,000,000	750,000

SCHEDULE II

Issuer Free Writing Prospectus

The Northern Oil and Gas Inc. $75 Million Common Stock Follow-On Offering Terms & Conditions filed pursuant to Rule 433 of the Act on April 14, 2010.

SCHEDULE III

List of Directors and Officers For Lock-Up Letter

Michael L. Reger
Ryan R. Gilbertson
Robert Grabb
Jack E. King
Lisa Meier
Lauren J. O’Toole
Carter Stewart

SCHEDULE IV

Terms and Conditions for Canadian Sales and Offers

1.

For the purposes of this Schedule, capitalized terms not otherwise defined have the meanings given to them in the Underwriting Agreement to which this Schedule is attached and the following terms will have the meanings indicated:

(a)

“Institutional Accredited Investor” has the meaning set out in the definition of “Accredited Investor” in Section 1.1 of National Instrument 45-106 of the Canadian Securities Administrators, but expressly excluding the individuals described in items (j), (k) or (l) of such definition.

	(b)	“Applicable Canadian Securities Laws” means all applicable securities laws, rules, regulations, notices, instruments, blanket orders and policies in each of the provinces and territories of Canada.

	(c)	“Canadian Wrap” means the Disclosure Package supplemented with wrap pages describing matters relating to Canadian securities laws in the form agreed to by Canaccord Adams Inc. and the Company.

2.	The Underwriters may offer and sell the Shares within Canada on the terms and subject to the conditions of this Schedule. In connection therewith, the Company represents and warrants that:

	(a)	it is not a reporting issuer in any jurisdiction in Canada;

	(b)	at the Time of Delivery, after giving effect to the issue of the Shares, to the Company’s knowledge, residents of Canada:

(i) will not own directly or indirectly more than 10 percent of the outstanding shares of common stock of the Company; and

(ii) will not represent in number more than 10 percent of the total number of owners directly or indirectly of shares of common stock of the Company.

3.

Each Underwriter acknowledges that the Company is not a reporting issuer in any jurisdiction of Canada and the Prospectus will not be filed with any securities regulatory authority in Canada and the Shares may be offered and sold only to Institutional Accredited Investors in transactions exempt from the registration and prospectus requirements of Applicable Canadian Securities Laws. Accordingly, each Underwriter separately and not jointly represents, warrants and covenants, and will cause its Canadian affiliates to comply with such representations, warranties and covenants, that:

	(a)	it will not offer or sell any Shares in Canada, except in accordance with Section 2.3 of National Instrument 45-106 to persons who are Institutional Accredited Investors;

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(b)

it will not cause any advertisement of the Shares in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

(c)	all offers and sales of the Shares in Canada will be effected through an investment dealer duly registered under Applicable Canadian Securities Laws;

(d)

it will not use any written material in connection with offer and sales of Shares in Canada other than the Canadian Wrap and it agrees to deliver a copy of the Canadian Wrap to each purchaser of Shares in Canada;

(e)

any offer, sale or solicitation of an offer to buy Shares made to a person in Canada will be made only to a person it reasonably believes to be an Institutional Accredited Investor who is acquiring the Shares as principal;

(f)

all purchasers of the Shares in Canada will be informed that the Shares are being offered and sold in Canada in reliance on exemptions from the prospectus and registration requirements of Applicable Canadian Securities Laws and that the Shares can be resold only in accordance with further exemptions from such requirements;

(g)	on or prior to the Time of Delivery, it will provide to the Company’s transfer agent a list of all purchasers of the Shares in Canada; and

(h)

it will collect the following information for each purchaser of Shares in Canada, and will provide such information to the Company to enable the Company to file, with the applicable securities regulatory authorities in Canada, reports of the trades of Shares on Form 45-106F1 and such other filings as may be required under Applicable Canadian Securities Laws: full name, address and telephone number and number of Shares purchased.

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